Exhibit 3.1

Articles of Incorporation filed in the office of the Secretary of State, State of Nevada on 3/16/2017.

Document number 20170119909-69

SECRETARY OF STATE

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20170119909-69
Barbara K. Cegavske	Filing Date and Time 03/20/2017 4:00 PM
Secretary of State State of Nevada	Entity Number E0134142017-0

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	LGH Group US Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: LEGALINC CORPORATE SERVICE INC. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 — Par value per share: $ 0.0001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) FUNG YEE YIP (Name) 2500 E. COLORADO BLVD. #255 (Street Address) / PASADENA (City) / CA (State) / 91107 (Zip Code) 2) (Name) Street Address / City / State / Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: — **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. FUNG YEE YIP (Name) — X [signature] (Incorporator Signature) 2500 E. COLORADO BLVD. #255 (Address) / PASADENA (City) / CA (State) / 91107 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) — 3/14/17 (Date)

This form must be accompanied by appropriate fees.

STATE OF NEVADA

CORPORATE CHARTER

I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that **LGH GROUP US INC.**, did on March 20, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 21, 2017.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Clair Fry
Certificate Number: C20170321-0156
You may verify this certificate online at **http://www.nvsos.gov/**